Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

The following table lists the direct and indirect subsidiaries of BlackRock, Inc. as of December 31, 2007.

Name of Subsidiary	Jurisdiction/State of Incorporation
BlackRock Advisors, LLC	Delaware
BAA Holdings, LLC	Delaware
BlackRock Advisors Holdings, Inc.	Pennsylvania
BlackRock Advisors Singapore Pte. Ltd.	Singapore
BlackRock Asset Management U.K. Limited	United Kingdom
BlackRock AV, Inc.	Delaware
BlackRock Capital Management, Inc.	Delaware
BlackRock Capital Markets, LLC	Delaware
BlackRock Cayco Limited	Cayman Islands
BlackRock Cayman Company	Cayman Islands
BlackRock Cayman Newco Limited	Cayman Islands
BlackRock (Channel Islands) Limited	Jersey
BlackRock Co., Ltd.	Japan
BlackRock (Deutschland) GmbH	Germany
BlackRock (Deutschland) GmbH – Vienna representative office	Austria
BlackRock Employee Trust Co. Limited	United Kingdom
BlackRock European Holdings S. a r.l.	Luxembourg
BlackRock Executor & Trustee Co. Limited	United Kingdom
BlackRock Financial Management, Inc.	Delaware
BlackRock Financing, LLC	Delaware
BlackRock Finco, LLC	Delaware
BlackRock Finco UK, Ltd.	United Kingdom
BlackRock First Partner Limited	Jersey
BlackRock Funding, Inc.	Delaware
BlackRock Funding International, Ltd.	Cayman Islands
BlackRock Fund Management Company S.A.	Luxembourg
BlackRock Fund Managers (Isle of Man) Limited	Isle of Man
BlackRock Fund Managers Limited	United Kingdom
BlackRock Global Real Estate Opportunity Fund, LLC	Delaware
BlackRock Global Real Estate Opportunity Fund (UK) LP Limited	United Kingdom
BlackRock Group Limited	United Kingdom
BlackRock Holdco Limited	Cayman Islands
BlackRock HK Holdco Limited	Hong Kong
BlackRock Holdco 1, LLC	Delaware
BlackRock Holdco 2, Inc.	Delaware
BlackRock Holdco 3, LLC	Delaware
BlackRock (Hong Kong) Limited	Hong Kong
BlackRock HPB Management LLC	Delaware
BlackRock India Private Ltd.	Mumbai, India
BlackRock (Institutional) Canada, Ltd.	Canada

SUBSIDIARIES OF REGISTRANT (Continued)

Name of Subsidiary	Jurisdiction/State of Incorporation
BlackRock Institutional Management Corporation	Delaware
BlackRock Insurance PCC Limited	Isle of Man
BlackRock International, Ltd.	United Kingdom
BlackRock International, Ltd. – Munich branch	Germany
BlackRock International Holdings, Inc.	Delaware
BlackRock Investments, Inc.	Delaware
BlackRock Investment Management (Australia) Limited	Victoria, Australia
BlackRock Investment Management B.V.	Netherlands
BlackRock Investment Management (Dublin) Limited	Dublin, Ireland
BlackRock Investment Management International Limited	United Kingdom
BlackRock Investment Management, LLC	Delaware
BlackRock Investment Management (Singapore) Ltd.	Singapore
BlackRock Investment Management (UK) Limited	United Kingdom
BlackRock Investment Management (UK) Limited – Amsterdam Branch	Netherlands
BlackRock Investment Management (UK) Limited – Beijing Representative Office	People’s Republic of China
BlackRock Investment Management (UK) Limited – Brussels Branch	Belgium
BlackRock Investment Management (UK) Limited – Madrid Branch	Spain
BlackRock Investment Management (UK) Limited – Milan Branch	Milan, Italy
BlackRock Investment Management (UK) Limited – Paris Branch	France
BlackRock Investment Management (UK) Limited – Seoul Representative Office	Seoul, Republic of Korea
BlackRock Investment Management (UK) Limited – Stockholm Branch	Sweden
BlackRock Investment Management (UK) Limited – Zurich Branch	Zurich, Switzerland
BlackRock (Isle of Man) Holdings Limited	Isle of Man
BlackRock (Isle of Man) Limited	Isle of Man
BlackRock Japan Co., Ltd.	Japan
BlackRock Japan Holdings GK	Japan
BlackRock Jersey Holdco Limited	Jersey
BlackRock Kelso Capital Advisors, LLC	Delaware
BlackRock Lux Finco S. a r.l.	Luxembourg
BlackRock (Luxembourg) S.A.	Luxembourg
BlackRock (Netherlands) B.V.	Netherlands
BlackRock Operations (Luxembourg) S. a r.l.	Luxembourg
BlackRock Pensions Limited	United Kingdom
BlackRock Pension Nominees Limited	United Kingdom
BlackRock Portfolio Holdings, Inc.	Delaware
BlackRock Portfolio Investments, LLC	Delaware
BlackRock RE Management Company (Luxembourg) S.A.	Luxembourg
BlackRock Second Partner Limited	Jersey
BlackRock Realty Advisors, Inc.	Delaware
BlackRock Singapore Holdco Pte. Ltd	Singapore
BlackRock (Taiwan) Limited	Taipei, Taiwan

SUBSIDIARIES OF REGISTRANT (Continued)

Name of Subsidiary	Jurisdiction/State of Incorporation
BlackRock Trident Holding Company Ltd.	Ireland
BlackRock UK 1 LP	United Kingdom
BlackRock (Uruguay) S.A.	Uruguay
BlackRock US Newco, Inc.	Delaware
BLK Isle of Man Holdings Limited	Isle of Man
Grosvenor Ventures Limited	United Kingdom
Grosvenor Alternate Partner Limited	United Kingdom
Mercury Carry Company Ltd. (Isle of Man)	Isle of Man
Mercury Private Equity MUST 3 (Jersey) Limited	Jersey
Metric Property Management, Inc.	Delaware
Portfolio Administration & Management Ltd.	Cayman Islands
Princeton Administrators, LLC	Delaware
St. Albans House Nominees (Jersey) Ltd.	Jersey
SSRM Holdings, Inc.	Delaware
State Street Research & Management Company	Delaware
State Street Research Investment Services, Inc.	Massachusetts
Tower General Partner Limited	United Kingdom
The Tower Nominees No. 1 Limited	United Kingdom
The Tower Nominees No. 2 Limited	United Kingdom
The Tower Nominees No. 3 Limited	Jersey
Tower Management Services Limited	United Kingdom
Trident Merger, LLC	Delaware
Wimco Nominees Limited	United Kingdom

* Certain subsidiaries that are not significant have been omitted.